Exhibit 10.52

AWARD AGREEMENT

This Award Agreement (this “Agreement”), is made effective as of [•], between Teva Pharmaceutical Industries Limited (the “Company”) and [•] (the “Participant”), in [his / her] capacity as a member of the Company’s board of directors (the “Board”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Company’s 2015 Long-Term Equity-Based Incentive Plan (the “Plan”).

Pursuant to Sections 5 and 7 of the Plan, the Company hereby grants to the Participant as of the Grant Date (as defined below) the number of Restricted Share Units (“RSUs” or “Awards”) set forth below, subject to the terms and conditions contained herein and in the appendices attached hereto, as well as the terms and conditions of the Plan, which are incorporated herein in their entirety.

Total Fair Value of Award:	[•]

Fair Value of each RSU:	$[•] as of [•].

RSUs Granted:	[•] which represents the Total Fair Value of Award divided by the Fair Value of each RSU, rounded to the nearest whole number.

Grant Date:	[•]

Vesting Date:	[•]

1. Restricted Share Units

(A) Grant of RSUs. As set forth above, the Company hereby grants to the Participant, as of the Grant Date, the number of RSUs as set forth in the table above.

(B) No Issuance at Grant. No Shares shall be issued or delivered to the Participant at the time the RSUs are granted.

3. Other Provisions

(A) Vesting. The Awards granted hereunder shall vest and settle as set forth in the table above. For the avoidance of doubt, in the event that the Participant becomes an executive officer or employee of the Company while continuing to serve as a director of the Company, Awards granted to such Participant will continue to vest subject to the same terms and conditions as originally granted.

(B) Termination of Service. Upon the Participant’s Termination as a director, other than removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested Awards held by the Participant shall immediately become vested and shall be settled promptly following the date of such Termination. Upon the Participant’s Termination as a director as a result of removal pursuant to a shareholder resolution due to a breach of fiduciary duties, any unvested Awards held by the Participant will immediately be forfeited for no consideration as of the date of such Termination.

(C) Withholding. The Company, or a third party holding Awards on behalf of the Participant, shall have the right to make all payments or distributions pursuant to this Agreement to the Participant net of any applicable taxes, fees or other required deductions, such as, but not limited to, income taxes, capital gains taxes, social security premiums, and custody fees, trustee charges, fees for exercise and/or transfer of any Award or its underlying Share payable by the Participant or required to be paid or withheld as a result of the settlement of an RSU, the delivery of a Share or its transfer, and any other event occurring pursuant to the Plan or this Agreement, that necessitates the withholding of income or capital gains taxes or any other required deductions or payments (hereinafter referred to as “Taxes”). The Company, may withhold from fees or other amounts payable to the Participant such Taxes as may be required by law or otherwise payable by the Participant, or to otherwise require the Participant to pay such Taxes.

(D) VAT. VAT, if applicable, shall be calculated based on the Total Fair Value of Award.

(E) Other Effective Documents; Other Agreements. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof. In case of contradiction between the terms of this Agreement and/or its appendices and/or the Plan, it is agreed that the terms of the Plan shall prevail over the terms of this Agreement and any appendix, and that the terms of any appendix shall prevail over the terms of this Agreement. The Participant agrees to (i) execute and become a party to the agreements set forth in any appendix attached hereto, and (ii) the terms of an Award administration framework agreement and its terms and conditions, as may be set forth in an appendix or as requested by the Company in the future, and shall also agree to such agreement in writing.

(F) Clawback/Recoupment Policy. By signing this Agreement, the Participant grants the Company a power of attorney to deduct from any payments due to the Participant by the Company, any amounts owed by him under Section 21(e) of the Plan, in accordance with applicable law.

(G) Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

(H) Governing Law. This Agreement (including, for the avoidance of doubt, any appendices attached hereto) shall be construed and interpreted in accordance with the local laws of the State of Israel without giving effect to the principles of the conflicts of laws thereof.

(I) Entire Agreement; Modification. This Agreement (together with any appendices attached hereto) and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended, or rescinded only by a written agreement executed by both parties.

(J) Counterparts; Electronic Signature. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature of this Agreement, unless otherwise stipulated in any appendix, may be by electronic or digital means.

I acknowledge that I have read the Award Agreement above and I

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